The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 04/30/03 Determination Date: 05/12/03 Distribution Date: 05/15/03 9

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-4	60935FAS9	6.51500%	23,496,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-5	60935FAT7	7.17000%	17,989,000.00	2,776,122.81	16,587.33	2,370,197.08	0.00	2,386,784.41	405,925.73
Factors per Thousand					0.92208183	131.75813442		132.68021624	22.56521930
B	60935FAW0	8.40000%	13,500,000.00	7,526,389.08	52,684.72	0.00	0.00	52,684.72	7,526,389.08
Factors per Thousand					3.90257185	0.00000000		3.90257185	557.51030222
M-1	60935FAU4	7.27000%	22,500,000.00	12,543,981.79	75,995.62	0.00	0.00	75,995.62	12,543,981.79
Factors per Thousand					3.37758311	0.00000000		3.37758311	557.51030178
M-2	60935FAV2	7.49500%	19,000,000.00	10,592,695.74	66,160.21	0.00	0.00	66,160.21	10,592,695.74
Factors per Thousand					3.48211632	0.00000000		3.48211632	557.51030211
Pool I			200,000,000.00	33,439,189.42	211,427.88	2,370,197.08	0.00	2,581,624.96	31,068,992.34
Totals					1.05713940	11.85098540		12.90812480	155.34496170
GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand
Totals			200,000,000.00	33,439,189.42	211,427.88	2,370,197.08	0.00	2,581,624.96	31,068,992.34

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 04/30/03 Determination Date: 05/12/03 Distribution Date: 05/15/03 9

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount
A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	0.00	0.00
A-5	16,587.33	0.00
B	52,684.72	0.00
M-1	75,995.62	0.00
M-2	66,160.21	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount
A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 04/30/03 Determination Date: 05/12/03 Distribution Date: 05/15/03
9

Schedule of Remittance

Aggregate Amount Received	2,598,454.71
Monthly Advance (incl. Comp Int.)	27,828.14
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	0.00
(Servicer Fee)	(7,703.79)
(Contingency Fee)	(7,703.78)
(Late Charges)	(9,013.51)
(Escrow)	(17,913.80)

(14,506.74)
Available Remittance Amount	2,583,947.97

EXHIBIT O

Outstanding Balance	37,063,268.51
# Accounts	1,840

Fees
Contingency Fee	7,703.78
Expense Account	1,114.64
FHA Premium Amount	1,208.36
Servicer Fee	7,703.79

Prior Three Months Weighted Average Mortgage Interest Rates

1/03	2/03	3/03

13.740%	13.747%	13.748%

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	261	5,104,957.87	13.77%
Delinquent 30-59 Days	49	968,786.29	2.61%
Delinquent 60-89 Days	24	373,223.56	1.01%
Delinquent 90 and over	23	399,393.10	1.08%
Loans in Foreclosure	16	436,204.06	1.18%
REO Property	1	40,545.57	0.11%

Totals	374	7,323,110.45	19.76%

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 04/30/03 Determination Date: 05/12/03 Distribution Date: 05/15/03 9

Collateral Information

Accelerated Principal Distribution		222,276.92
Adjusted Mortgage Interest Rate		12.208
Aggregate Beginning Principal Balance of Loans		39,460,300.68
Aggregate Ending Principal Balance of Loans		37,063,268.51
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct.		1,208.36
Available Maximum Subordination Amount		7,604,173.00
Compensating Interest		212.11
Curtailments		52,407.96
Excess and Monthly Payments		131,274.04
FHA Claims Filed		0.00
FHA Claims Paid		0.00
FHA Claims Pending		14,706.89
FHA Payments Denied		0.00
FHA and Related Payments Received		0.00
GP Remittance Amount Payable		0.00
Interest Received		423,221.15
Payments and Reimbursements to the Servicers pursuant to:
section 4.04 (b)		0.00
section 4.04 (c)		0.00
section 4.04 (d)ii		0.00
section 4.04 (e)		0.00
section 4.04 (f)I		15,407.57
Payment of Certificate Remittance Amount (Owner Trustee)		0.00
Principal Prepayments (Number / Amount)	86	1,934,530.75
Realized Losses (Current / Cumulative)	278,819.42	30,064,283.11
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,021,111.26
Spread Amount		5,994,276.17
WAC		13.748%
WAM		171.405
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.659%
Trigger Event Calculation
1. (i) Exceeds 50% of (ii)	No
(i) Sixty-day Delinquency Ratio		3.37%
(ii) Senior Enhancement Percentage		98.90%
2. Both (a) and (b) occur	Yes
(a) Either (x) or (y) occur		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		3.24%
(y) The Cumulative Realized Losses exceeds $28,200,000		30,064,283.11
and (b) either (x) or (y)		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		3.24%
(y) The Cumulative Realized Losses exceed $9,400,000		30,064,283.11
If 1) or 2) is “YES” then trigger event is in effect	Yes

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372